                                                                EXHIBIT 10.11

                FIRST AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE

This First Amendment to Lease is entered into this 30th day of June, 1995, by and between ELKHORN RANCH, INC., A CALIFORNIA CORPORATION (hereinafter referred to as "Landlord"), and MAXWELL LABORATORIES, INC., A DELAWARE CORPORATION, formerly a California Corporation (hereinafter referred to as "Tenant").

WHEREAS, Landlord and Tenant entered into that certain Lease dated February 28, 1986, with leased premises of approximately 67,950 square feet, more commonly known as a single-story concrete tilt-up building on approximately 3.47 acres at 4949 Greencraig Lane, San Diego, California; Tax Assessor's Parcel Nos. 369-181-32, -33 and -34 (the "Lease"); and

WHEREAS, Tenant has accepted the premises and currently occupies the premises;
and

WHEREAS, Landlord and Tenant desire to amend the terms and conditions of the Lease in certain respects;

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, Tenant and Landlord agree as follows:

1. The new term of the Lease shall be eleven and one-half (11 1/2) years, commencing July 1, 1995, and ending December 31, 2006.

2. Tenant's base rent, on a net of expenses basis,for the new term shall be as follows:

        July 1, 1995-June 30, 1996      $.5153 per square foot per month ($420,175.62 annually)
        July 1, 1996-June 30, 1997      $.5333 per square foot per month ($434,881.76 annually)
        July 1, 1997-June 30, 1998      $.5520 per square foot per month ($450,102.62 annually)
        July 1, 1998-June 30, 1999      $.5713 per square foot per month ($465,856.21 annually)
        July 1, 1999-June 30, 2000      $.5913 per square foot per month ($482,161.18 annually)
        July 1, 2000-June 30, 2001      $.6120 per square foot per month ($499,036.82 annually)
        July 1, 2001-June 30, 2002      $.6334 per square foot per month ($516,503.11 annually)
        July 1, 2002-June 30, 2003      $.6556 per square foot per month ($534,580.72 annually)
        July 1, 2003-June 30, 2004      $.6785 per square foot per month ($553,291.04 annually)
        July 1, 2004-June 30, 2005      $.6785 per square foot per month ($553,291.04 annually)
        July 1, 2005-June 30, 2006      $.6785 per square foot per month ($553,291.04 annually)
        July 1, 2006-December 31, 2006  $.6785 per square foot per month ($276,645.52 total for 6 months)

3. $37,858.00 of the Tenant's existing security deposit ($53,051.00 per Section 1.1 and Paragraphs 3.03 and 13.03(c) of the Lease) shall be amortized over the new 11 1/2-year lease term (reflected in the above rental schedule), and at the beginning of Month 13 (July 1, 1996), the remaining $15,193.00 portion of the security deposit shall be returned to Tenant by Landlord.

4. Addendum Paragraph 20.1, Grant of Option, shall be modified to reflect that Landlord grants to Tenant one (1) option (the "Option") to extend the Lease Term for an additional term of five (5) years (the "Extension"). The remainder of Paragraph 20.1 and Paragraph 20.2, Personal Options, is unchanged and shall remain in full force and effect.

        Paragraph 20.3, Fair Rental Value Adjustment, shall be modified to reflect that the Base Rent shall be increased on the first day of the first month of the Extension of the Lease Term (the "Rental Adjustment Date") to the "fair rental value" of the Property. The remainder of Paragraph 20.3 is unchanged and shall remain in full force and effect.

5. Landlord will assist in any manner with the County of San Diego Tax Assessor's office to try and establish a lower property tax payment for the property. Any expenses incurred in this process will be Tenant's responsibility.

6. Landlord will use its best efforts to have the existing and/or any new lender on the property execute a Non-Disturbance and Attornment Agreement in a form and content acceptable to Tenant.

7. Any required ADA improvements or upgrades to the property during the term of the Lease will be the Tenant's responsibility and at Tenant's sole expense.

8. No commission shall be payable by Landlord for the negotiation of this Amendment or in the event Tenant exercises the five-year option to renew.

All other terms and conditions of the Lease remain unchanged.

To the extent that anything contained in this First Amendment to Industrial Real Estate Lease is contrary or inconsistent with the Lease, the verbiage of this First Amendment shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this document as of the date first written above.

LANDLORD: ELKHORN RANCH, INC.,                  TENANT: MAXWELL LABORATORIES, INC.,
A CALIFORNIA CORPORATION                        A DELAWARE CORPORATION


By: /s/ H. WILLS BOOTH III                      By: /s/ SEAN M. MALOY
    -------------------------------------            ---------------------------------------
    H. Wills Booth III, Managing Partner             Sean M. Maloy, Executive Vice President
                                                     and Chief Operating Officer
By: /s/ DEBORAH W. BOOTH
    -------------------------------------
    Deborah Booth                               Date:             1/15/96
                                                      --------------------------------------
By: /s/ KATHLEEN BOOTH RANDOL
    -------------------------------------
    Kathleen Booth Randol

Date:           8/29/95
      -----------------------------------

                               BOOTH BUSINESS PARK
                                 KEARNY MESA, CA

                                    BASE RENT

1.   July 1,  1995-June 30, 1996             $.5153 per square foot per month    ($420,175.62 annually)
2.   July 1,  1996-June 30, 1997             $.5333 per square foot per month    ($434,851.76 annually)
3.   July 1,  1997-June 30, 1998             $.5520 per square foot per month    ($450,102.62 annually)
4.   July 1,  1998-June 30, 1999             $.5713 per square foot per month    ($465,856.21 annually)
5.   July 1,  1999-June 30, 2000             $.5913 per square foot per month    ($487,161.18 annually)
6.   July 1,  2000-June 30, 2001             $.6120 per square foot per month    ($499,036.82 annually)
7.   July 1,  2001-June 30, 2002             $.6334 per square foot per month    ($516,503.11 annually)
8.   July 1,  2002-June 30, 2003             $.6556 per square foot per month    ($534,560.72 annually)
9.   July 1,  2003-June 30, 2004             $.6785 per square foot per month    ($553,291.04 annually)
10.  July 1,  2004-June 30, 2005             $.6785 per square foot per month    ($553.291.04 annually)
11.  July 1,  2005-June 30, 2006             $.6785 per square foot per month    ($553.291.04 annually)
12.  July 1,  2006-December 31, 2006         $.6785 per square foot per month    ($276,645.52 total for 6 months)